                                  CARDINAL BANK

                               CUSTODIAN AGREEMENT

This Agreement made this JANUARY 16 day of, 2005 by and between NAVELLIER PERFORMANCE FUNDS hereinafter referred to as the "Principal", and Cardinal Bank, hereinafter referred to as the "Custodian", a Nationally chartered institution that has been granted certain Trust powers under the Office of the Comptroller of Currency, whose place of business is located in McLean, Virginia.

Whereas, the Principal desires that certain securities and other property and/or cash as may be transferred to the Custodian from time to time shall be held and administered by the Custodian pursuant to the terms of this Agreement,

Whereas, the Principal is desirous of appointing the Cardinal Bank as Custodian for the purposes hereinafter set forth,

NOW THEREFORE, THIS AGREEMENT WITNESSETH:

That in consideration of the premises and in the further consideration of the performance by the Custodian of the obligations set forth, in regard to the assets of the above referenced funds shall hold said securities and property, together with any additions thereto in safe-keeping as hereinafter set forth:

1. COLLECTION/DISTRIBUTION OF FUNDS. The Custodian shall collect all interest, dividends, proceeds of sales, and other moneys due and collectable which derive from the securities held under this Agreement and pay all proper expenses incident to the custody of said securities, shall distribute or accumulate the net income as directed by the Principal.

2. COMPENSATION. The Custodian shall be entitled to receive compensation for its services hereunder in accordance with its schedule in effect when the services are performed which compensation will be invoiced directly to the Principal. The Custodian's current fee schedule is attached hereto on Schedule "B".

3. INVESTMENTS.

      a. The Custodian shall invest, sell and reinvest. Notwithstanding the foregoing, the Custodian may invest any cash awaiting permanent investment or distribution in any short term money market investment utilized by the Custodian including shares of any investment company affiliated with the Custodian or to whom the Custodian provides services. The Principal may select from the short term money market investment and other investments as set forth in the "Disclosure" form.

            1.) As the Principal, or a representative designated in writing by the Principal, specifically directs; or

            2.) As are in accordance with a broker's bill or confirmation addressed to the account of the Principal at the offices of the Custodian and presented to the Custodian; or

            3.) As the Principal authorizes designated investment manager per Schedule D to execute.

      b. The Custodian will hold, earmark and physically segregate for the account all non-cash property, including all securities owned by the Principal, other than securities maintained in a clearing agency which acts as a securities depository or in an authorized book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as a "Securities System."

      c. The Custodian will deliver securities held by the Custodian or in a Securities System account only upon receipt of proper instructions, which may be continuing instructions, and only in the following cases:

            1.) Upon sale of such securities for the account of the Principal and receipt of payment therefore;

            2.) Upon receipt of payment in connection with any repurchase agreement related to such securities entered into by the Principal;

            3.) In the case of a sale effected through a Securities System;

            4.) To the depository agent in connection with tenders or other similar offers for securities of the Principal;

            5.) To the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

            6.) To the issuer thereof, or its agent, for registration or re-registration pursuant to the provisions of Section 5 hereof; or for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

            7.) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            8.) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any case, the new securities and cash, if any, are to be delivered to the Custodian;

            9.) For delivery in connection with any loans of securities made by the Principal, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Principal, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

            10.)For delivery as security in connection with any borrowing by the Principal requiring a pledge of assets by the Principal against receipt of amounts borrowed;

            11.)For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board signed by an officer of the Corporation and certified by the Secretary or an Assistant Secretary, or the Principal or a designated representative of the Principal, specifying the delivery instructions and declaring such purposes.

      d. The Custodian will notify Principal in a timely fashion of any call for redemption, tender offer, subscription rights, merger, reorganization, consolidation, recapitalization or other similar proceedings affecting such securities that are received by the Custodian or published in a financial service described in the following sentence. Financial services to which the Custodian subscribes may change from time to time, but the Custodian will maintain subscriptions to those financial services which are reasonably necessary to satisfy its obligation hereunder, which are of general applicability to the type of securities held by the Custodian for Principal, and which are generally used for that purpose in the securities custody industry. Except with respect to any notices actually received by the Custodian, the Custodian shall have no responsibility for any failure to give notices if the relevant information is not published in a financial service described in the preceding sentence. Subject to the foregoing, the Custodian is under no obligation to ascertain which financial services publish relevant information on a particular security.

Unless notified by Principal at the time that a particular security is delivered to the Custodian that the security is subject to call or delivery outside the United States, or that any notice concerning the security is to be published outside the United States, the Custodian will not be responsible for any loss realized by a failure or delay in giving notice of any corporate action affecting such security.

      e. The Custodian may deposit and/or maintain securities owned by the Principal in a clearing agency registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (collectively referred to herein as a "Securities System") in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

            1.) The Custodian may keep securities of the Principal in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which will not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;

            2.) The records of the Custodian with respect to securities of the Principal which are maintained in a Securities System will identify by book-entry those securities belonging to the Principal;

            3.) The Custodian will pay for securities purchased for the Principal upon receipt of advice from the Securities System that such securities have been transferred to the Account, and the making of an entry on the records of the Custodian to reflect such payment and transfer for the Principal. The Custodian will transfer securities sold for the account of the Principal upon receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Principal. The Custodian will periodically furnish the Principal an account statement showing confirmation of each transfer to or from the account of the Principal and each day's transactions in the Securities System for the account of the Principal;

            4.) The book-entry system of the Federal Reserve System authorized by the U.S. Department of the Treasury and the Depository Trust Company, a clearing agency registered with the SEC, each are hereby specifically approved as a Securities System, provided that any changes in these arrangements shall be subject to the approval of the Board; and

            5.) The Custodian will be liable to the Principal for any direct loss or damage to the Principal resulting from use of the Securities System to the extent caused by the gross negligence, misfeasance, or misconduct of the Custodian or any of its agents or of any of its or their employees. In no event will the Custodian be liable for any indirect, special, consequential or punitive damages.

4. STATEMENTS. The Custodian shall provide the Principal with a statement of assets and transactions monthly, quarterly or annually as requested by the Principal.

The Custodian will make a good faith effort to obtain and maintain accurate market prices on securities it holds for the Principal. The Custodian will reprice securities at such frequency as it, in its sole discretion deems appropriate. Such repricing will be performed at least monthly, Limited Partnerships, that are not publicly traded will be repriced at least annually. The Custodian, however, makes no warranties or guarantees as to the accuracy of such pricing or repricing, and will not be liable to the Principal in any way as a result of the Principal's actions which are taken as a result of relying on market price information provided by the Custodian.

5. APPOINTMENT OF AGENTS. The Custodian may at any time in its discretion appoint, but only in accordance with an applicable vote by the Board, any Custodian or trust company, which is qualified under the 1940 Act to act as a custodian, as its agent or sub-custodian to carry out such of the provisions as the Custodian may from time to time direct; provided that the appointment of any such agent of sub-custodian will not relieve the Custodian of any of its responsibilities or liabilities hereunder. The Custodian is hereby authorized to deposit, arrange for deposit and/or maintain foreign securities owned by the Principal with the Custodian or with the sub-custodians or agents of the Custodian's agent.

6. LIABILITY FOR INVESTMENTS. The Custodian shall not be liable or held responsible for any loss or depreciation in the value of the account resulting from any investments or changes in investments made as aforesaid. The Custodian is not at any time under any duty to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of securities. The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to acts of God, strikes, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

7. REGISTRATION. The Custodian may hold assets in its sole discretion, in the name of a nominee, in bearer form, in book-entry form or in a clearing corporation or depository, so long as its records clearly indicate that the assets are held in this account. As long as the rights of the Principal to receive income and other rights normally given a registered holder of securities are not affected in any way.

8. TRADE ORDERS. All trades shall be made through broker/dealers selected by the Custodian, except to the extent that the Principal provides otherwise as set forth in the "Disclosure Form". The compensation for providing this service is, the commission charged by the broker and any transaction fees set forth in Schedule "B".

9. TRANSACTION ADVICE. The Principal shall receive transaction advices for all security purchases and sale orders placed by the Custodian at the direction of the Principal or the Principal's authorized designee (other than daily cash investments) unless affirmatively electing in writing to not receive transaction advices. An election not to receive such transaction advices may be revoked by the Principal in writing.

10. DISBURSEMENTS/OVERDRAFTS. All disbursements and purchases are made from the account's collected, available funds and it is the policy of the Custodian to not have overdrafts. However, from time to time due to any number of reasons, such as, a miscalculation of activity, an overdraft will occur. The overdraft must be cleared in a timely manner and the Custodian reserves the right to claim compensation at the prevailing prime interest rate.

When requesting a disbursement, the Principal will furnish the Custodian (a) proof of payment to the third party from whom the goods or services were purchased, and (b) information sufficient to permit the Custodian to determine that the reimbursement is authorized by the Principal. Third party disbursement requests must be received in writing and signed by the Principal.

Principal has signed agreements to use a third party, CTC ("Custodian") for loans of overdrafts. Subject to the terms and conditions of the loan agreement, Custodian may, in its sole and absolute discretion, make loans to Borrower acting for a Portfolio (each, a "Loan", and, collectively the "Loans") at such times and in such amounts as Borrower may request, which amounts may be borrowed, repaid and reborrowed, provided that the Loans shall not exceed in aggregate principal amount at any one time outstanding, the maximum amount Borrower is then permitted under the 1940 Act to borrow for such Portfolio. Borrower shall pay Custodian interest, in arrears, on the principal amount of each Loan from the date on which such Loan is made pursuant to the statement above until such Loan is due under the Agreement, at a rate per annum during each Interest Period equal to 30-day LIBOR on the Interest Commencement Date of such Interest Period plus one percent (100 basis points).

11. AMENDMENT/TERMINATION. The Principal and the Custodian expressly reserve the right at any time and from time to time, by mutual agreement in writing, to alter, amend, modify this Agreement, either in whole or in part. Either party may terminate this Agreement at any time upon written notice to the other. Such resignation would be effective 60 days from the notification date, or such date as may be mutually agreed upon. Fees will be prorated to the date of termination. No assignment of this Agreement by the Custodian shall be effective without the prior written consent of the Principal.

12. NOTICE. Any notice, report or other written communication provided for herein shall be mailed or otherwise delivered to FBR National Trust Company, Trust Custody Department, 4922 Fairmont Ave., McLean, MD 20814, or to the Principal at the address listed in account information schedule, unless either party has notified the other in writing of a different address. Any written communication shall be sufficient if received by facsimile transmission.

13. INDEMNIFICATION. The Principal shall indemnify and hold the Custodian, its officers, agents, employees, representatives, parent, affiliates or subsidiaries harmless from any and all claims, losses, costs, expenses, fees, legal fee charges, damages, liabilities, actions, causes of actions, or any other sums whatsoever, charged to, incurred or paid by the Custodian in connection with, related to, or arising from, directly or indirectly, this Agreement, or by reason of any other contracts or agreements entered into by the Custodian in compliance herewith; save and except this indemnification shall not apply to claims, losses, costs, expenses, fees, charges, damages, liabilities, actions, or causes by action or conduct of the Custodian, its officers, agents, employees, or representatives, which under the particular and given circumstances involved departs from normal, customary or acceptable practice in the industry or trade, or which involves gross negligence or willful misconduct of the Custodian, its officers, agents, employees, or representatives, for all of which the Custodian shall be liable to the Principal under this agreement. The Principal shall indemnify and hold the Custodian harmless for following Principal's instructions.

14. PROXIES. The Custodian shall take all reasonable actions to obtain information with regard to redemptions, maturities, subscription rights, conversion privileges and matters of a like nature and transmit such information to the Principal promptly. If any situation comes to the attention of the Custodian which will or may require the enforcement or exercise of any of the rights or privileges pertaining to any fixed obligation or debt security held hereunder, the Custodian shall give prompt notice thereof to the Principal and shall take only such action as the Principal directs. The Custodian shall forward to the Principal, any and all information relative to the voting of proxies on stock held in the account. The Principal may then forward the completed proxy information to the respective company involved. Please refer to Schedule "C" for important information concerning the Shareholder Communications Act.

15. TAXES. The Principal shall be responsible for the filing of all tax returns and for the payment of all taxes including income taxes, capital gains taxes, personal property taxes and any other taxes applicable to this account. The Custodian shall not pay any taxes of any kind except those which may be incidental to the transfer of securities.

16. AUTHORIZED PERSONS. The Principal agrees to provide a list of authorized persons from whom the Custodian may take instruction. The Principal further agrees to furnish a new list if those persons authorized should change. Until such new list is received, the Custodian shall be protected in acting on the instruction of the then current list of authorized persons. The Custodian shall be entitled to rely upon any written or oral instruction actually received by the Custodian and reasonably believed by the Custodian to be duly authorized by the Principal or his designee.

17. MULTIPLE ACCOUNTS. From time to time, the Principal may instruct the Custodian to open and maintain more than one custody account. Unless the Principal and Custodian otherwise expressly agree, such accounts will be governed by the provisions of this Agreement.

18. ON-LINE ACCESS. If the Custodian provides on-line access by means of a computer terminal to the Principal, or a representative designated by the Principal, for the retrieval of account information, the following terms and conditions shall be applicable:

      A. Access may be restricted, at the sole option of the Custodian, to such data, reports and time of day as may, in the opinion of the Custodian, be necessary to ensure the proper and efficient performance of the Custodian's computer system; and

      B. Users of the on-line access agree to establish appropriate internal procedures to control access to account information and in no case will the Custodian be liable to the Principal for any losses which the Principal may experience as a result of having information available via a computer terminal.

      C. Users understand and agree that they will provide any terminal equipment (e.g., computers, including communications software, modems or other hardware devices) at their site necessary to use On-Line Access, and shall bear any and all costs and expenses with respect thereto as well as for the use of any third party telecommunications networks or direct-dial telephone lines used in connection therewith.

19. GOVERNING LAW. Virginia Law shall govern the construction and interpretation of this Agreement.


20. SEVERABILITY. Any term or provision of this Agreement held to be illegal or unenforceable shall, if possible be interpreted so as to be construed as valid, but in any event the validity or enforceability of the remainder hereof shall not be affected.

21. THIRD PARTIES. This agreement shall be binding upon and the benefits hereof shall insure to the parties hereto and their respective successors and assigns. However, nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

22. ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement between the parties and supersedes any and all prior proposals, agreements, and representations between them, whether written or oral.

In witness whereof, the parties hereto have caused this Agreement to be executed in duplicate as of the day and year first above written.

Navellier Performance Funds

By:
    --------------------------------------------------------------------



Cardinal Bank

By:
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

                                   SCHEDULE A

SEE ATTACHED ASSET LISTING.

                                   SCHEDULE B

                                  FEE SCHEDULE

      Accounts held at Cardinal Bank, will be charged for administration and custody services. All fees will be calculated and billed, in accordance with the following schedule:

I.    DOMESTIC FEE SCHEDULE

I. Market Value Fee*                                                   Millions
--------------------                                                   --------
  Based on an annual rate of:
  .0000550 on first:                                                   $500 per fund
  .0000400 on next                                                     Balance

  *Minimum monthly fee on MV of $350 per fund.

II.  Transaction Fees                                                  $ 8.00
       Purchase and sales of securities, free receipt/
       free delivery, repurchase agreements, maturity,
       tender, or exchange

       Futures and options                                             $38.00

       Physical Transactions                                           $10.00

       P & I paydowns                                                  $ 8.00

III. Interest and Dividends                                            $ 1.00

IV.  Outgoing Wire Fees                                                $10.00

V.   Security Loan                                                     $50.00

VI.  DDA Account Maintenance                                           No Charge

*Includes domestic securities and securities of foreign origination that are settled in the U.S. and in USD, i.e.: ADR's and WEB's.

Transaction fees charged by the broker/dealer firm executing the transaction are passed through to the client account with the trade.

Compensation for additional services will be charged according to the nature of the service and the responsibilities undertaken.

II.   GLOBAL FEE SCHEDULE

      Fee schedule for securities settled outside the United States or in currencies other than the U. S. Dollar will be subject to a global fee schedule provided upon request.

 PORTFOLIO TO CHARGE:  Per Fund
 FREQUENCY OF CHARGE:  Monthly
 DATE OF CHARGE:       Last day of month

                                   SCHEDULE C

SHAREHOLDER COMMUNICATIONS ACT

In an effort to permit direct communications between a company which issues securities and the shareholder that votes those securities, the Securities and Exchange Commission has adopted Rule 14b-1(c).

The Securities and Exchange Commission Rule directs us to contact each customer for whom we hold securities and determine whether or not you authorize us to provide your name, address and share position to requesting companies whose stock you own. If you tell us "no", we will not provide this information to requesting companies. If you tell us "yes", we will provide the information. Under the Rule, your "yes" or "no" will apply to all securities that we hold for you.

We may provide this information either directly to the requesting companies or through a third party vendor.

For your protection, the Rule prohibits the requesting company from using your name and address for any purpose other than corporate communications.

Please complete the authorization below by checking one of the alternatives. Under the law, unless you indicate your objection in writing, you are deemed to "not object".

YES ( ) You are authorized to release my name, address, and share positions to requesting issuers

NO ( ) You are not authorized to release my name, address or share positions to requesting issuers


-------------------------------              ----------------
Authorized Signature                               Date

                                   SCHEDULE D

                              DISCLOSURE STATEMENT

FBR FUND FOR GOVERNMENT INVESTORS AND FEDERATED GOVERNMENT OBLIGATIONS FUND, are money market funds, that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as open-end, no-load, diversified management investment companies that invests in short-term marketable debt securities issued by the United States Government, its agencies and instrumentalities, and repurchase agreements secured by such securities, with the sole objective of achieving current income with safety of principal.

THE SHARES OFFERED BY FBR FUND FOR GOVERNMENT INVESTORS AND FEDERATED GOVERNMENT OBLIGATIONS FUND ARE NOT DEPOSITS OR OBLIGATIONS OF ANY CUSTODIAN, ARE NOT ENDORSED OR GUARANTEED BY ANY CUSTODIAN, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER US GOVERNMENT AGENCY; AND, THEY ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

DUE TO SECTION 326 OF THE USA PATRIOT ACT, CARDINAL BANK MAY CONSULT VARIOUS OTHER IDENTITY SERVICES TO VERIFY YOUR TAX ID OR SOCIAL SECURITY NUMBER, NAME AND ADDRESS OR ANY INFORMATION NEEDED TO COMPLY WITH THE ACT. THESE WEBSITES ARE IN CONNECTION WITH THE FEDERAL CRIMES ENFORCEMENT NETWORK (FINCEN) AND THE NATIONAL CREDIT UNION ADMINISTRATION.

            DIRECTION

Notwithstanding the foregoing, the Custodian shall invest any cash awaiting permanent investment or distribution in a short term money market investment.

      Fund for Government Investors/Federated Government Obligations Fund/ or equivalent I acknowledge receipt of a Fund for Government Investors/Federated Government Obligations Fund/ or equivalent prospectus

      I authorize Custodian to accept the instructions and take the actions of the Investment Advisor(s) listed below to execute orders and to clear the purchase or sale of any securities in my Account.

      Principals delegate Investment Advisor(s) listed below to vote stock and participate in corporate reorganizations, dissolutions or similar transactions; execute proxies, consents and warrants; and sell or exercise rights on all securities, unless Principals notify Custodian in writing otherwise.

      I authorize Custodian to pay investment advisory fees from my accounts to Investment Advisors listed below. The invoice will show: (a) the amount of the management fee, (b) the value of the Customer's assets on which the management fee was based, (c) the manner in which the management fee was calculated.

----------------------------------------------
Investment Advisor

----------------------------------------------
Investment Advisor

----------------------------------------------
Investment Advisor

The Principal hereby acknowledges having received a copy of this disclosure.


------------------------------------          -------------------
Principal                                     Date


------------------------------------          -------------------
Principal                                     Date



------------------------------------          -------------------
Cardinal Bank                                 Date

                                PERSONAL PROFILE

Name:
     ---------------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Address Verification:
                     -----------------------------------------------------------

Tax ID:
       -------------------------------------------------------------------------

ID Verification:
                ----------------------------------------------------------------

Relationship:
             -------------------------------------------------------------------

Date of Birth:
              ------------------------------------------------------------------

Social Security #:
                  --------------------------------------------------------------

Citizenship:
            --------------------------------------------------------------------

Telephone Number:
                 ---------------------------------------------------------------

Marital Status:
               -----------------------------------------------------------------

Contact Person:
               -----------------------------------------------------------------

           Address:
                   -------------------------------------------------------------

                   -------------------------------------------------------------

                   -------------------------------------------------------------

Telephone Number:
                 ---------------------------------------------------------------

Multiple Accounts Relationship:
                               -------------------------------------------------


METHOD FOR DISPOSING OF ASSETS: FIFO LIFO HIFO AVERAGE (circle one)

                             WIRE TRANSFER AGREEMENT

This agreement contains several notices, which are required to provide to you as well as other terms of the agreement, which will apply to all funds transfers involving you and Cardinal Bank. This agreement and notice applies to funds transfers as defined in Article 4A of the Uniform Commercial Code and Subpart B of Regulation J of the Board of Governors of the Federal Reserve System.

      1. Cardinal Bank may establish or change cut-off times for the receipt and processing of funds transfer requests, amendments or cancellations. Unless other times are posted for various types of funds transfers, the cut-off time will be 9:00 a.m. for foreign wire transfers and 12:00 p.m. for domestic wire transfers on each business day that Cardinal Bank is open which is not a holiday. Payment orders, cancellations or amendments received after the applicable cut-off time may be treated as having been received on the next business day and processed accordingly.

      2. Cardinal Bank may charge your account for the amount of any funds transfer and applicable fees initiated by you or by any person authorized by you as joint tenant or other authorized party with the right of access to the account from which funds transfer is to be made.

      3. Cardinal Bank may establish from time to time security procedures to verify the authenticity of a payment order. You will be notified of the security procedure, if any, to be used to verify payment orders issued by you or for which your account will be liable. You agree that the authenticity of payment orders may be verified using security procedures unless you notify Cardinal Bank in writing that you do not agree to that security procedure. In that event, Cardinal Bank shall have no obligation to accept any payment order from you or other authorized parties on the account until you and Cardinal Bank agree, in writing, on an alternate security procedure. Cardinal Bank will take all reasonable steps to verify any transfer requests received via telephone, facsimile, electronic mail, or other like transmission methods, however it will not be held responsible for any transfers not initiated by an authorized person that in good faith appear to be authorized and authentic.

      4. If you send a wire transfer, Fed-wire may be used. Regulation J is the law covering all Fed-wire transactions. This means that your rights and liabilities in a wire transfer involving Fed-wire will be governed by Regulation J.

      5. If you give Cardinal Bank a payment order which identifies the beneficiary (recipient of the funds) by both name and identifying number of bank account number, payment may be made by the beneficiary's bank on the basis of the identifying number or bank account number, even if the number identifies a person different than the named beneficiary. This means that you will be responsible for any losses or expenses incurred by Cardinal Bank if the funds transfer is completed on the basis if the identifying number or bank account number you provided Cardinal Bank.

      6. If you give Cardinal Bank a payment order which identifies an intermediary or beneficiary's bank by both name and identifying number, a receiving bank may rely on the number as the proper identification even if it identifies a different person than the named bank. This means that you will be responsible for any losses or expenses incurred by a receiving bank which executes or attempts to execute the payment order in reliance on the identifying number you provided Cardinal Bank.

      7. If Cardinal Bank receives a funds transfer for you or for other persons authorized to have access to your account, you agree that Cardinal Bank is not obligated to provide you with the next day notice of the receipt of the funds transfer. Cardinal Bank will provide you with notification of the receipt of all funds transfers by including such items in the periodic statement, which we provide. You may, of course, inquire between receipt of periodic statements whether or not a specific funds transfer has been received.

Principal Signature:                      Cardinal Bank:
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